UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 7, 2021

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (713) 935-8900 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 895-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Items
On Friday, May 7, 2021, Ranger Energy Services, Inc. (the “Company” or “Ranger”) appointed William M. Austin to Chairman of the Board of Directors effective immediately. Mr. Austin has served as a member of the Company’s Board of Directors since 2017, as a member of Torrent Services’ board of directors since 2015 and as a member of Ranger Energy Services’ board of directors from its founding in 2014 until 2016. Mr. Austin currently serves as a member of the board of directors of Stallion Oilfield Services, a position he has held since 2017. He is a former member of the board of directors of Express Energy Services LLP, a Houston, Texas-based oilfield services company, which was sold in 2014. Mr. Austin served as Executive Vice President and Chief Financial Officer of Exterran Holdings from 2011 until 2014, and he also served as Senior Vice President and Director of Exterran GP, LLC from 2012 until 2014. With more than 40 years of experience over varying industries including energy, financial services and software, along with a history of board service, we believe he will continue bringing valuable skill, expertise and insights to our Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	May 20, 2021
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)